Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Unusual Machines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value	457(h) 457(c)	4,333,728	5.59	24,225,323	0.000153100	3,708.90
Total Offering Amounts					24,225,323		3,708.90
Total Fee Offsets							0.00
Net Fee Due							3,708.90

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(1)	This Registration Statement also covers an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends and other terms pursuant to Rule 416 under the Securities Act of 1933 (the "Act").

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Act based on the average of the high and low prices of the registrant’s common stock as quoted on the NYSE American on May 16, 2025.